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                                                              EXHIBIT 23.2



                      CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


    We hereby consent to the reference in Amendment No. 2 to the Registration Statement on Form S-3 of Louis Dreyfus Natural Gas Corp., and the related Prospectus, to our report dated January 22, 1997 relating to our review of the oil and gas reserves of Louis Dreyfus Natural Gas Corp. as of December 31, 1996. We also consent to all references to our firm included in or made a part of such Registration Statement and Prospectus.



                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS


Houston, Texas
March 14, 1997